Combined Special Meeting of Stockholders of:
Tortoise Energy Infrastructure Corporation
Tortoise Energy Capital Corporation
Tortoise Capital Resources Corporation

You recently received materials regarding a Combined Special Meeting of Stockholders scheduled for September 11, 2009 at 9:00 a.m., Central Time, at 11550 Ash Street, Suite 300, Leawood, Kansas 66211. If you have not yet voted, we urge you to vote today. By voting today you will help save on the cost of additional mailings and calls to stockholders. If you have already voted, we appreciate your participation.

1-866-615-7870

Voting takes only a few minutes.

PLEASE VOTE TODAY
 USING ONE OF THESE
METHODS:

• Log on to the website noted on your voting instruction card, enter your control number printed on the card, and vote by following the on-screen prompts.

• Call us toll-free at (866) 615-7870 to speak to a live proxy specialist.  We can record your vote right over the phone (M-F 9:30 a.m. to 9:00 p.m. and Saturday 10:00 a.m. to 6:00 p.m. ET).

• Mail in your signed proxy card in the envelope provided.